Exhibit 10.29

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1 TO

MORTGAGE WAREHOUSE AGREEMENT

This AMENDMENT NO. 1 TO MORTGAGE WAREHOUSE AGREEMENT (this “Amendment”) is made and entered into as of October 8, 2020, by and among Texas Capital Bank, National Association (“Buyer”) and Guild Mortgage Company, a California corporation (“Seller”), and Guild Holdings Company, a Delaware corporation. This Amendment amends that certain Mortgage Warehouse Agreement by and between Buyer and Seller, dated as of April 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

R E C I T A L S

WHEREAS, Buyer and Seller have previously entered into the Agreement, pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a mortgage warehouse facility.

WHEREAS, on September 22, 2020, Guild Mortgage Company, LLC, a Delaware limited liability company, changed its name to Guild Investors, LLC (“GILLC”).

WHEREAS, Guild Holdings Company, a Delaware corporation (“GHC”) and Seller intend to carry out certain internal restructuring and other transactions, including (i) the contribution (the “Contribution”) by GILLC of 100% of the issued and outstanding equity interests of Seller to GHC, (ii) the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of GILLC, and (iv) the sale of shares of common stock of GHC to public investors.

WHEREAS, Buyer and Seller are prepared to amend the Agreement, subject and conditional upon to the consummation of the Contribution, on the terms, and subject to the conditions and in reliance on the representation set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

AMENDMENTS TO AGREEMENT.

Section 1.1 Effective upon the consummation of the Contribution, Section 1.1 of the Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Board” means the board of directors of the Company.”

““Change of Control” means the occurrence of any of the following events:

(a) An acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [***] or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the outstanding shares of voting stock of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Stock”); provided, however, with respect to this clause (a), that the following shall not constitute a Change in Control: (1) any re-acquisition of Outstanding Voting Stock directly by the Company; (2) any acquisition by one or more Investors; or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (b) an event or series of events by which the Company ceases to own one hundred percent (100.0%) of the equity securities in Seller.

Notwithstanding anything to the contrary contained herein, the IPO Transactions shall not constitute a Change of Control.”

““Company” means Guild Holdings Company, a Delaware corporation, or its successor.”

““Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.”

““Investor” means, collectively, (i) [***], any other investment funds affiliated with [***], and any company or other entity controlled by, controlling or under common control with [***] or any such investment fund (other than any portfolio company) (the “[***] Investors”) and (ii) provided that the [***] Investors own [***] of the voting power of the Company, any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the [***] Investors and that, directly or indirectly, holds or acquires beneficial ownership of voting securities of the Company entitled to vote generally in the election of directors.”

““IPO Transactions” means, collectively, (i) the contribution (the “Contribution”) by Guild Investors, LLC, a Delaware limited liability company, of 100% of the issued and outstanding equity interests of Seller to the Company, (ii) the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of Guild Investors, LLC, a Delaware limited liability company, and (iv) the sale of common stock of the Company to public investors.”

Section 1.2 Effective upon the consummation of the Conversion, all references in the Agreement and the other Warehouse Documents to “Guild Mortgage Company, a California corporation” shall be replaced with “Guild Mortgage Company, LLC, a California limited liability company”.

Section 1.3 Effective upon the consummation of the Contribution, Section 8.1 of the Agreement is hereby deleted in its entirety and replaced by the following in its stead:

“Change of Control. Without the prior written consent of Bank there shall not be any Change of Control.”

Section 1.4 Effective upon the consummation of the Contribution, Section 8.2 of the Agreement is hereby deleted in its entirety.

Section 1.5 Effective upon the consummation of the Contribution, (1) GHC shall succeed to, and be substituted for, assume all obligations of, and may exercise every right and power of, GILLC under the Agreement, the Guaranty Agreement and the other Warehouse Documents, with the same effect as GHC had been named as Guarantor in the Agreement, the Guaranty Agreement and the other Warehouse Documents, and (2) GILLC shall be removed as a party to, no longer be deemed bound by, cease to have any rights under, and be otherwise released from all obligations and liabilities under, the Agreement, the Guaranty Agreement and the other Warehouse Documents. For the avoidance of doubt, effective upon the consummation of the Contribution, references in the Agreement, the Guaranty Agreement and the other Warehouse Documents to “Guild Mortgage Company, LLC, a Delaware limited liability company” and “Guild Mortgage Company, LLC” are hereby replaced with “Guild Holdings Company, a Delaware corporation”.

Section 1.6 By its execution hereof, GHC (1) acknowledges and agrees to the terms of this Amendment, (2) hereby ratifies, subject to and conditioned upon the consummation of the Contribution, the Agreement, the Guaranty Agreement and the other Warehouse Documents, and Seller’s indebtedness, liabilities, and/or obligations to Buyer thereunder as set forth therein, and (3) agrees that it shall give notice of the consummation of the Contribution and the Conversion to Buyer promptly following the date thereof.

ARTICLE 2

Miscellaneous.

Section 2.1 Consent to IPO Transactions. Buyer hereby consents to the IPO Transactions and hereby agrees that, notwithstanding anything to the contrary in the Agreement, the consummation of the IPO Transactions and any transaction related thereto shall not constitute a Default or an Event of Default under the Agreement. The amendments set forth in Article 1 of this Amendment shall automatically become effective upon the occurrence of the Contribution, provided that Lender shall have received, prior to or contemporaneously with the occurrence of the Contribution, incumbency certificates and resolutions of the Board of Directors (or other governing body) of Guild Mortgage Company, LLC, a California limited liability company, and GHC which authorize such parties’ ratification, acknowledgment, and (as applicable) assumption of the Agreement, the Guaranty Agreement, and the other Warehouse Documents.

Section 2.2 Governing Law. This Amendment and all of the terms and conditions hereof and the rights of the parties hereto shall be governed by and interpreted in accordance with the Laws of the State of Texas (without reference to applicable rules of conflicts of Law) and venue for any legal action brought hereunder shall lie in Collin County, Texas or Dallas County, Texas.

Section 2.3 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 2.4 Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Amendment shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an original, manual signature, or (ii) a faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature. Each faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature.

Section 2.5 Except for the modifications set forth herein, the Warehouse Documents shall remain in full force and effect, any and all liens and/or security interests securing Seller’s obligations under the Warehouse Documents are hereby retained and preserved, and the liability of the Obligated Parties and under the Warehouse Documents continues unaffected. This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

Section 2.6 This Amendment is executed and delivered by Seller and GHC with the understanding that Buyer may fully rely and act upon the ratification and agreements herein in making Advances pursuant to the Agreement. The parties executing this Amendment on behalf of Seller and GHC each represent that they have been duly authorized to execute and deliver this Amendment and bind such respective party thereby.

Section 2.7 This Amendment represents the final agreement between the parties with respect to subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BUYER

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Heather Crawford
Name:	Heather Crawford
Title:	Vice President

SELLER

GUILD MORTGAGE COMPANY, a California corporation

By:	/s/ Amber Elwell
Name:	Amber Elwell
Title:	CFO

GHC

GUILD HOLDINGS COMPANY, a Delaware corporation

By:	/s/ Amber Elwell
Name:	Amber Elwell
Title:	CFO

[Signature Page to Amendment No. 1 to Mortgage Warehouse Agreement]